                                                                     EXHIBIT 5.1


                                February 12, 2009

Ivivi Technologies, Inc.
135 Chestnut Ridge Road
Montvale, New Jersey 07645


         Re:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have served as special counsel in connection with the preparation of your Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), representing the offering and issuance to certain persons under the Ivivi Technologies, Inc. 2004 Amended and Restated Stock Option Plan, as amended by the First Amendment, dated as of February 5, 2007 and by the Second Amendment, dated as of October 1, 2007 (the "Plan"), of an aggregate of up to 1,312,500 shares of your common stock, no par value (the "Common Stock").

         We have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary and appropriate for the purposes of this opinion.

         Upon the basis of such examination, we advise you that, in our opinion, the shares of Common Stock issuable under the Plan will be, when sold, paid for and issued as contemplated by the terms of the Plan, duly authorized, validly issued, fully paid and non-assessable.

         Our opinion herein is expressed solely with respect to the federal laws of the United States and the laws of the State of New Jersey. Our opinion is based on these laws as in effect on the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                       Very truly yours,


                                                       /s/ Lowenstein Sandler PC
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